Exhibit 99.1

BJ's Restaurants, Inc. Appoints Chief Marketing Officer

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--BJ's Restaurants, Inc. (NASDAQ: BJRI) today announced the appointment of Matt Hood as Chief Marketing Officer, a new position on the Company’s senior leadership team. In this capacity, Hood will have full responsibility for the Company's marketing, merchandising, culinary R&D, beverage R&D and concept branding activities. Since 2007, Hood has served as a part-time marketing consultant to the Company.

“We are pleased to welcome Matt as a full-time member of BJ's senior leadership team,” said Jerry Deitchle, Chairman and CEO. “Matt is a highly respected and experienced marketing executive with significant experience in the restaurant industry. Additionally, he has a strong passion for the operational side of the restaurant business. I am confident that Matt’s experience and skills will become increasingly valuable as we continue to build BJ's into a nationally respected and admired restaurant growth company.”

Since 2006, Hood has served as a marketing and strategy consultant to the restaurant industry, and has also served as the national restaurant brand consultant for Google, Inc. From 2002 to 2006, he was employed by Fired Up, Inc., owner and operator of the Carino’s Italian Grill casual dining concept, with his last position as Senior Vice President, Marketing and Brand Development. Earlier in his career, Hood served as a marketing manager for Brinker International, owner and operator of the Chili’s Grill and Bar and other casual dining concepts. Hood is a cum laude graduate of Texas Christian University and also has an MBA in marketing and entrepreneurship from the Kellogg Graduate School at Northwestern University. Hood recently completed a term as co-chair of the National Restaurant Association’s Marketing Executives Group.

BJ's Restaurants, Inc. currently owns and operates 73 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (40), Texas (11), Arizona (4), Colorado (3), Oregon (2), Nevada (2), Florida (4), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1) and Louisiana (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in 2008, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in 2008 and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 40 of our current 73 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs, the effect of any resulting menu price increases on our sales, the availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives and (xxii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, 714-500-2400